If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Note is a Global
Security and the following legend is applicable.  THIS
SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED
IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.
THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES
REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY
OR ITS NOMINEE EXCEPT IN THE LIMITED
CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF
THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS
A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY
OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE
INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55
Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY
TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
ANY PERSON IS WRONGFUL since the
registered owner hereof, Cede & Co., has an interest herein.1

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN
OBLIGATION OF OR GUARANTEED BY ANY BANKING OR
NONBANKING AFFILIATE OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
OTHER GOVERNMENTAL AGENCY.

REGISTERED                                             REGISTERED
          NUMBER FXR _________                                  $__________

                               NATIONSBANK CORPORATION
                            MEDIUM-TERM SUBORDINATED NOTE,
                                     SERIES ___           CUSIP 638585 ____
                                     (Fixed Rate)

          ORIGINAL ISSUE DATE:
          INTEREST RATE:
          STATED MATURITY DATE:
          FINAL MATURITY DATE:
          INITIAL REDEMPTION DATE:
          INITIAL REDEMPTION PERCENTAGE:
          ANNUAL REDEMPTION PERCENTAGE:
          PERCENTAGE REDUCTION:
          OPTIONAL REPAYMENT DATE(S):
          ADDITIONAL TERMS:2

               NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor


               1 Applies only if this Note is a Global Note.

               2 This form provides for Notes that will mature only on a specified date. If the maturity of Notes of a series may be renewed at the option of the holder, or extended at the option of the Company, the form, as used, will be modified to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the maturity may be renewed or extended, as the case may be, changes in the interest rate, if any, and requirements for notice.

          corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________ _______________________________________________________________,
          or registered assigns, the principal sum of ___________________ DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest on said principal sum, semiannually in arrears on ____________ and __________ of each year (each an "Interest Payment Date"), at the Interest Rate per annum specified above, until payment of such principal sum has been made or duly provided for, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the Interest Payment Date following the next succeeding Regular Record Date, and on the Stated Maturity Date or Final Maturity Date shown above (or any Redemption Date as defined on the reverse hereof or any Optional Repayment Date with respect to which any such option has been exercised, each such Stated Maturity Date, Final Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal payable on such date). Interest on this Note will accrue from the Original Issue Date specified above until the principal amount is paid and will be computed on the basis of a 360-day year of twelve 30-day months. Interest payments will be in the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to but excluding the Interest Payment Date or Maturity Date, as the case may be. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no additional interest shall accrue for the period from and after such Maturity Date or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the Regular Record Date, which shall be the __________ or the __________, whether or not a Business Day, as the case may be, next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date, as specified above, between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Note is registered at the close of business on such next succeeding Regular Record Date; and provided, further, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture. As used herein, "Business Day" means any day, other than a Saturday or Sunday, on which banks in [The City of New York , Charlotte, North Carolina or ____________________] are not authorized or required by law to be closed.

               The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Company relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent from the holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to NationsBank of Georgia, National Association as Issuing and Paying Agent at Corporate Trust Administration, 600 Peachtree Street, Suite 900, Atlanta, Georgia 60608 (the "Corporate Trust Office").

               Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.


                                        NATIONSBANK CORPORATION


                                        By: ___________________________
                                        Title:

          [SEAL]


          ATTEST:

          By:___________________________
              _________ Secretary

                            CERTIFICATE OF AUTHENTICATION


               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

          Dated:_____________


                                   The Bank of New York, as Trustee


                                   By:  NationsBank of Georgia, National
                                        Association, as Authenticating
                                        Agent


                                   By:  __________________________________
                                             Authorized Signatory

                                  [Reverse of Note]

                               NATIONSBANK CORPORATION
                            MEDIUM-TERM SUBORDINATED NOTE,
                                      SERIES ___
                                     (Fixed Rate)

               This Medium-Term Note is one of a duly authorized series of Securities of the Company unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This
          Note is also one of the Notes designated as the Company's Subordinated Medium-Term Notes, Series ___ (herein called the "Notes"), limited in aggregate principal amount to $_________________. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

               THE INDEBTEDNESS OF THE COMPANY EVIDENCED BY THE NOTES, INCLUDING THE PRINCIPAL THEREOF AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THE NOTES, BY THE ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

               This Note is not subject to any sinking fund.

               This Note may be subject to repayment at the option of the holder on the Optional Repayment Date(s), if any, indicated on the face hereof. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. On any Optional Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Issuing and Paying Agent at the Corporate Trust Office, or such other address of which the Company shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to an Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

               This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (the "Redemption Date"). IF NO INITIAL REDEMPTION DATE IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE COMPANY PRIOR TO THE STATED MATURITY DATE. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this
          Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

               If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

               If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Company) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration provided in the Indenture in case of a default in the payment of interest or the performance of any other covenant by the Company.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.


               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

               No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment for registration of transfer of this Note, the Company, the Issuing and Paying Agent and any agent of the Company or the Issuing and Paying Agent may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

               All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               [NOTES ISSUED AND OUTSTANDING PURSUANT TO A BOOK-ENTRY SYSTEM SHALL BE DEEMED TO CONTAIN THE FOLLOWING PARAGRAPH: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Company will recognize Cede & Co., as nominee of DTC, while the registered Owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants.
          The Company will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.]

               [Notes issued in bearer form or payable in a currency other than U.S. dollars will contain certain legends and additional provisions relating to payment, payment currency, transfer and depositary procedures as well as provisions relating to United States tax and withholding laws.]

                                    ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

                    TEN COM-- as tenants in common
                    TEN ENT-- as tenants by the entireties
                    JT TEN-- as joint tenants with right of survivorship and not as tenants in common
                    UNIF GIFT MIN ACT--..........Custodian...........
                                         (Cust)             (Minor)
                          Under Uniform Gifts to Minors Act
                          .................................
                                       (State)

               Additional abbreviations may also be used though not in the above list.
                          __________________________________

                                      ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


                     [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                           INCLUDING ZIP CODE, OF ASSIGNEE]
          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          Please Insert Social Security or Other
               Identifying Number of Assignee: ________________________

          the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________
          Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

          Dated: ________________________         _________________________

          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement, or any change whatever and must be guaranteed.

                              [OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________
          (Please print or typewrite name and address of the undersigned)

               For this Note to be repaid, the Issuing and Paying Agent must receive at __________________, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

               If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of $l,000 in excess of $__________) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

          $_______________________      _________________________________
                                        NOTICE: The signature on this
                                        Option to Elect Repayment must
                                        correspond with the name as written
          Date:________________         upon the face of this Note in every
                                        particular, without alteration or
                                        enlargement or any change
                                        whatever.]